Two Harbors Investment Corp. Reports First Quarter 2012 Financial Results
Strong Underlying Performance Combined with Exceptional
Economic Return of $1.05 per Weighted Share
NEW YORK, May 2, 2012 - Two Harbors Investment Corp. (NYSE: TWO; NYSE Amex: TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, residential real properties and other financial assets, today announced its financial results for the quarter ended March 31, 2012.
Highlights

•	The company reported Comprehensive Income of $195.7 million, or $1.05 per diluted weighted average common share.

•	Book value increased to $9.67 per common share at March 31, 2012 compared to $9.03 per common share at December 31, 2011 due primarily to appreciation in the company's non-Agency holdings.

•
The company reported Core Earnings of $63.7 million, or $0.34 per diluted weighted average common share. The company's two capital raises completed in the first quarter, as expected, had some impact on Core Earnings due to the timing of deployment of proceeds.

•	The company's RMBS portfolio generated an aggregate yield of 4.9%, due to strong overall portfolio performance.

•	The company's Agency RMBS portfolio maintained a low and stable three-month average Constant Prepayment Rate (CPR) of 5.2% during the first quarter.

•	The company declared a dividend of $0.40 per common share, or 15.8% annualized dividend yield, based upon March 30, 2012 closing price of $10.14.

•	The company raised net proceeds of $691.9 million through the issuance of 73.6 million shares of common stock during the first quarter in two discrete and accretive public offerings.

"We had truly exceptional performance in our portfolio this quarter delivering a record 11.5%1 total return to stockholders while at the same time raising capital and advancing our strategic priorities," said Thomas Siering, Two Harbors' President and Chief Executive Officer. "Core Earnings during the period were muted by our capital raises and were consistent with our expectations as we set the quarterly dividend."

(1) The term “total return” means (i) the change in Two Harbors' book value per share at March 31, 2012 as compared to December 31, 2011, plus (ii) dividends declared by Two Harbors in the first quarter of 2012, divided by Two Harbors' book value per share at December 31, 2011.

Operating Performance

The following table summarizes the company's GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2012:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q1-2012
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings[1]	$63,731	$0.34	14.5%
GAAP Net Income	$51,800	$0.28	11.8%
Comprehensive Income	$195,710	$1.05	44.5%

Operating Metrics	Q1-2012
Dividend per common share	$0.40
Book value per diluted share at period end	$9.67
Operating expenses as a percentage of average equity	0.8%

(1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions and certain gains or losses on derivative instruments. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities ("Agency Derivatives") and premium income or loss on credit default swaps.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended March 31, 2012 of $63.7 million, or $0.34 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended December 31, 2011 of $55.6 million, or $0.40 per diluted weighted average common share outstanding.

During the quarter, the company sold residential mortgage-backed securities for $170.1 million with an amortized cost of $159.0 million for a net realized gain of $11.1 million, net of tax; recognized a change in unrealized fair value losses on U.S. Treasury trading securities of $0.8 million, net of tax; and recognized other-than-temporary credit impairment losses on its RMBS securities of $4.3 million, net of tax. During the quarter, the company had a net loss of $9.8 million, net of tax, related to swap terminations and swaption expirations. In addition, the company recognized in earnings an unrealized gain, net of tax, of $4.3 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements; an unrealized loss, net of tax, of $5.0 million associated with its interest rate swaps economically hedging its trading securities; and net losses on other derivative instruments of approximately $7.4 million, net of tax.

The company reported GAAP Net Income of $51.8 million, or $0.28 per diluted weighted average common share outstanding, for the quarter ended March 31, 2012, as compared to $51.4 million, or $0.37 per diluted weighted average common share outstanding, for the quarter ended December 31, 2011. On a GAAP basis, the company earned an annualized return on average equity of 11.8% and 16.1% for the quarters ended March 31, 2012 and December 31, 2011, respectively.

The company reported Comprehensive Income of $195.7 million, or $1.05 per diluted weighted average common share outstanding, for the quarter ended March 31, 2012, as compared to $19.0 million, or $0.14 per diluted weighted average common share outstanding, for the quarter ended December 31, 2011. The company records unrealized fair value gains and losses for RMBS, classified as available-for-sale, as Other Comprehensive Income in the Statement of Stockholders' Equity. The first quarter 2012 was positively impacted by an aggregate unrealized increase in fair value of $143.9 million on the company's portfolio, driven primarily by its non-Agency holdings.

Conversely, the fourth quarter of 2011 was negatively impacted by a net unrealized decline in fair value of $65.6 million on the company's non-Agency portfolio, partially offset by a net unrealized increase in fair value on its Agency portfolio. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 44.5% and 6.0% for the quarters ended March 31, 2012 and December 31, 2011, respectively.

Other Key Metrics
Two Harbors declared a quarterly dividend of $0.40 per common share for the quarter ended March 31, 2012. The annualized dividend yield on the company's common stock for the first quarter, based on the March 30, 2012 closing price of $10.14, was 15.8%.

The company's book value per diluted share, after giving effect to the first quarter 2012 dividend of $0.40, was $9.67 as of March 31, 2012, compared to $9.03 as of December 31, 2011. The company's book value for the first quarter 2012 was favorably impacted by fair value gains on its RMBS portfolio along with strong portfolio performance.

Other operating expenses for the first quarter 2012 were approximately $3.6 million, or 0.8% of average equity, compared to approximately $3.2 million, or 1.0%, for the fourth quarter 2011.

Public Stock Offerings
The company raised net proceeds of $691.9 million through the issuance of 73.6 million shares of common stock during the first quarter of 2012 in two discrete and accretive public offerings. The company completed an accretive offering on January 17, 2012, issuing 39.1 million shares for net proceeds of approximately $354.5 million. In early February, as previously announced, the company had substantially deployed the capital from its January 2012 offering. The company completed a second accretive offering on February 24, 2012, issuing 34.5 million shares for net proceeds of approximately $337.4 million. As of late April 2012, the company fully deployed the capital from the February offering.

Portfolio Summary
“We had excellent portfolio performance this quarter and recently finished deploying the capital from our two 2012 stock offerings,” stated Bill Roth, Two Harbors' Co-Chief Investment Officer. “Our focus remains on prepayment protected securities in our Agency book and sub-prime securities for our non-Agency portfolio. We continue to believe there is ample opportunity in the residential space to generate attractive returns for our stockholders over time.”

For the quarter ended March 31, 2012, the annualized yield on average RMBS and Agency Derivatives was 4.9% and the annualized cost of funds on the average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.0%. This resulted in a net interest rate spread of 3.9%, which is a slight increase compared to 3.8% in the prior quarter. The company reported debt-to-equity, defined as total borrowings to fund RMBS, residential mortgage loans and Agency Derivatives divided by total equity, of 3.7:1.0 and 4.5:1.0 at March 31, 2012 and December 31, 2011, respectively. The sequential decline in this ratio was primarily a function of timing of the capital deployment in connection with the company's two 2012 common stock offerings.  The company estimates its debt-to-equity ratio will be in the range of 4.0:1.0 to 4.5:1.0 post-deployment.

The company's portfolio is principally composed of RMBS available-for-sale securities and Agency Derivatives. As of March 31, 2012, the total value of the portfolio was $9.4 billion, of which approximately $7.5 billion was Agency RMBS and Agency Derivatives and $1.9 billion was non-Agency RMBS. As of March 31, 2012, fixed-rate securities composed 77.1% of the company's portfolio and adjustable-rate securities composed 22.9% of the company's portfolio, which are comparable percentages to the prior quarter. In addition, the company held $1.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of March 31, 2012, comparable to December 31, 2011.

Two Harbors was a party to interest rate swaps and swaptions as of March 31, 2012 with an aggregate notional amount of $11.3 billion, of which $10.3 billion was utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements. During the first quarter, the company continued its interest rate hedging strategy and aligned its notional hedging positions with the capital deployed from its 2012 common stock offerings.

The following table summarizes the company's portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS and Agency Derivatives Portfolio Composition	As of March 31, 2012
Agency Bonds
Fixed Rate Bonds	$7,000,442	74.4%
Hybrid ARMs	227,164	2.4%
Total Agency	7,227,606	76.8%
Agency Derivatives	242,945	2.6%
Non-Agency Bonds
Senior Bonds	1,563,689	16.6%
Mezzanine Bonds	376,050	4.0%
Non-Agency Other	4,166	—%
Total Non-Agency	1,943,905	20.6%

Aggregate Portfolio	$9,414,456

Fixed-rate investment securities as a percentage of aggregate portfolio	77.1%
Adjustable-rate investment securities as a percentage of aggregate portfolio	22.9%

Portfolio Metrics	For the Quarter Ended March 31, 2012
Annualized yield on average RMBS and Agency Derivatives during the quarter
Agency	3.5%
Non-Agency	9.7%
Aggregate Portfolio	4.9%
Annualized cost of funds on average repurchase balance during the quarter[1]	1.0%
Annualized interest rate spread for aggregate portfolio during the quarter	3.9%
Weighted average cost basis of principal and interest securities
Agency	$107.51
Non-Agency	$51.94
Weighted average three month CPR for its RMBS portfolio
Agency	5.2%
Non-Agency	1.9%
Debt-to-equity ratio at period-end[2]	3.7 to 1.0

(1) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(2) Defined as total borrowings to fund RMBS, residential mortgage loans and Agency Derivatives divided by total equity.

The company experienced a three-month average CPR of 5.2% for Agency RMBS securities held as of March 31, 2012, as compared to 5.6% for securities held as of December 31, 2011. Including Agency Derivatives, the company experienced a three-month average CPR of 5.6% for securities held as of March 31, 2012, as compared to 5.9% for securities held as of December 31, 2011. The weighted average cost basis of the Agency portfolio was 107.5% of par as of March 31, 2012 and 106.5% of par as of December 31, 2011. The net premium amortization was $23.0 million and $22.0 million for the quarters ended March 31, 2012 and December 31, 2011, respectively.

The company experienced a three-month average CPR of 1.9% for non-Agency RMBS securities held as of March 31, 2012, as compared to 2.4% for securities held as of December 31, 2011. The weighted average cost basis of the non-Agency portfolio was 51.9% of par as of March 31, 2012 and 55.7% of par as of December 31, 2011. The discount accretion was $28.9 million and $22.2 million for the quarters ended March 31, 2012 and December 31, 2011, respectively. The total net discount remaining was $2.3 billion and $1.3 billion as of March 31, 2012 and December 31, 2011, respectively, with $1.3 billion designated as credit reserve as of March 31, 2012.

Single Family Residential Properties
The company made substantial progress in the first quarter related to establishing the necessary infrastructure and commencing the acquisition of single family residential properties in certain metropolitan areas across the United States.  As of March 31, 2012, the company had purchased $6.1 million in properties which are classified as investment in real estate on the consolidated balance sheet.  The company intends to hold these properties for investment and rent them for income. There was no material impact to operations from this new business in the first quarter.

Conference Call
Two Harbors Investment Corp. will host a conference call on May 3, 2012 at 9:00 a.m. EDT to discuss first quarter 2012 financial results and related information. To participate in the teleconference, please call toll-free 877-868-1835 (or 914-495-8581 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company's website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12 p.m. EDT on May 3, 2012 through 9 p.m. EDT on May 11, 2012. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers) and providing Confirmation Code 71044052. The call will also be archived on the company's website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, residential real properties and other financial assets. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the inability to acquire residential real properties at attractive prices or lease such properties on a profitable basis, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures that exclude certain items. Two Harbors' management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company's core business operations, and uses these measures to gain a comparative understanding of the company's operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors' operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 9 of this release.

Additional Information
Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC's Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 150, Minnetonka, MN 55305, telephone 612-629-2500.

Contact
Christine Battist, Investor Relations, Two Harbors Investment Corp., 612-629-2507, christine.battist@twoharborsinvestment.com.

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$9,171,511	$6,249,252
Trading securities, at fair value	1,002,090	1,003,301
Mortgage loans held-for-sale, at fair value	5,711	5,782
Investment in real estate, net	6,107	—
Cash and cash equivalents	545,688	360,016
Restricted cash	154,283	166,587
Accrued interest receivable	30,801	23,437
Due from counterparties	50,738	32,587
Derivative assets, at fair value	340,715	251,856
Other assets	23,338	7,566
Total Assets	$11,330,982	$8,100,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$8,693,756	$6,660,148
Derivative liabilities, at fair value	47,475	49,080
Accrued interest payable	9,314	6,456
Due to counterparties	413,086	45,565
Accrued expenses	9,495	8,912
Dividends payable	85,683	56,239
Income taxes payable	—	3,898
Total liabilities	9,258,809	6,830,298

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 214,207,346 and 140,596,708 shares issued and outstanding, respectively	2,142	1,406
Additional paid-in capital	2,064,423	1,373,099
Accumulated other comprehensive income (loss)	85,194	(58,716)
Cumulative earnings	209,252	157,452
Cumulative distributions to stockholders	(288,838)	(203,155)
Total stockholders’ equity	2,072,173	1,270,086
Total Liabilities and Stockholders’ Equity	$11,330,982	$8,100,384
Cumulative distributions to stockholders

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Interest income:
Available-for-sale securities	$84,214	$19,535
Trading securities	1,050	272
Mortgage loans held-for-sale	69	—
Cash and cash equivalents	168	63
Total interest income	85,501	19,870
Interest expense	11,467	2,499
Net interest income	74,034	17,371
Other-than-temporary impairment losses	(4,275)	—
Other income:
Gain on investment securities, net	9,931	1,539
(Loss) gain on interest rate swap and swaption agreements	(16,193)	1,939
(Loss) gain on other derivative instruments	(8,890)	5,347
Other loss	(40)	—
Total other (loss) income	(15,192)	8,825
Expenses:
Management fees	6,743	1,550
Other operating expenses	3,601	1,512
Total expenses	10,344,000	3,062
Income before income taxes	44,223,000	23,134
(Benefit from) provision for income taxes	(7,577)	757
Net income attributable to common stockholders	$51,800,000	$22,377

Basic and diluted earnings per weighted average common share	$0.28	$0.49

Weighted average shares outstanding - basic and diluted	186,855,589	45,612,376

Comprehensive income:
Net income	$51,800	$22,377
Other comprehensive income:
Unrealized gain on available-for-sale securities, net	143,910	9,115
Other comprehensive income	143,910	9,115
Comprehensive income	$195,710	$31,492

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011

Reconciliation of net income attributable to common stockholders to
Core Earnings:

Net income attributable to common stockholders	$51,800,000	$22,377

Adjustments for non-core earnings:
Gain on sale of securities, net of tax	(11,103)	(1,308)
Other-than-temporary impairment loss	4,275	—
Unrealized loss (gain) on trading securities, net of tax	803	(265)
Unrealized gain, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(4,294)	(4,502)
Unrealized loss, net of tax, on interest rate swap economically hedging trading securities	4,974	460
Realized loss (gain) on termination or expiration of swaps and swaptions, net of tax	9,843	(827)
Loss (gain) on other derivative instruments, net of tax	7,433	(1,168)

Core Earnings	$63,731	$14,767

Weighted average shares outstanding - basic and diluted	186,855,589	45,612,376

Core Earnings per weighted average share outstanding - basic and diluted	$0.34	$0.32